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                                                                    EXHIBIT 23.0



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-09245, No. 33-09248, No. 33-19833, No. 33-31115,
No. 33-68112, No. 33-83092 and No. 33-83094) of Trenwick Group Inc. of our report dated January 27, 1998, appearing on page 28 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedules, which appears on page S-4 of this Form 10-K.


PRICE WATERHOUSE LLP

New York, New York
March 19, 1998